EXHIBIT 6
                                                                      ---------



                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to (i) the inclusion in Canadian Natural Resources Limited's Annual Report on Form 40-F for the year ended December 31, 2006; and (ii) the incorporation by reference in the registration statement on Form F-9 (File No. 333-138873), of our audit report dated March 15, 2007, on the consolidated balance sheets of Canadian Natural Resources Limited as at December 31, 2006 and 2005, and the consolidated statements of earnings, retained earnings and cash flows for each of years in the three-year period ended December 31, 2006 and management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Canadian Natural Resources Limited as of December 31, 2006. We also consent to the reference to us under the heading "Experts" in the Form F-9.


/s/  PricewaterhouseCoopers LLP

Calgary, Alberta
March 28, 2007